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EXHIBIT 4.7

                                    FORM OF

                               MAY & SPEH, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT

   THIS AGREEMENT (the "Agreement") made as of this __ day of ______, 19__ by and between May & Speh, Inc., a Delaware corporation (the "Corporation"), and __________, an employee of the Corporation (the "Optionee");

                              W I T N E S S E T H:

   WHEREAS, the Corporation has adopted the 1995 Key Employee Stock Option Plan of May & Speh, Inc. (the "Plan"); and

   WHEREAS, a copy of the Plan has been provided to the Optionee and is hereby incorporated by reference with the same effect as if fully recited herein:

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

   1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of __________ shares of common stock, par value $.01 per share, of the Corporation on the terms and conditions set forth in the Plan and herein (such number being subject to adjustment in accordance with the Plan) (the "Option Shares"). This Option shall be a nonqualified stock option within the meaning of the Internal Revenue Code of 1986, as amended, or any successor thereto.

   2. Purchase Price. The purchase price of the Option Shares shall be $_____ per share.

   3. Term of Option. The term of the Option (the "Option Term") shall be for a period of 10 years from the date hereof (the "Issue Date"), subject to earlier termination as provided in the Plan. In no event shall the Option be exercised after the Option Term.

   4.     Exercise of Option.

          (a) Within the foregoing limitations provided herein and in the Plan, the Options shall vest and become exercisable in five equal annual installments commencing one year from the Issue Date. The Optionee shall exercise his right to purchase shares under the Option by delivering written notice to the Corporation in accordance with Section 5 hereof, together with a copy of this Agreement and payment for such shares in accordance with Section 11 of the Plan.

          (b) Notwithstanding Section 4(a) provided herein, if the Compensation Committee (the "Committee") of the Board of Directors of the Corporation determines that, on the date thereof, the Optionee is not performing satisfactorily his duties as an employee of the Corporation, it reserves the right, in its sole discretion, to (i) prescribe longer time periods and additional requirements with respect to the exercise of an Option and (ii) terminate in whole or in part such portion of any Option as has not yet become exercisable at the time of such termination.

          (c) If at any time the Committee shall determine, in its sole discretion, that (i) the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) obtaining an investment intent representation or other undertaking from the Optionee is necessary or desirable as a condition of, or in connection with, the exercise of an Option hereunder, such

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Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval, representation or undertaking shall have been effected or obtained free of any conditions not acceptable by the Committee.

   5.     Method of Exercising Option.

          (a) Subject to the terms and conditions of this Agreement and the Plan, the Option must be exercised by delivering notice to the Corporation, which must be in writing and personally delivered or sent by registered or certified mail, return receipt requested, to the Secretary of the Corporation at 1501 Opus Place, Downers Grove, Illinois 60515. The notice shall be deemed to be made when the Corporation or its successor in interest receives the letter or within three days after it is sent by certified or registered mail, return receipt requested, whichever is earlier.

          (b) Such notice shall state the election to exercise the Option, the number of shares in respect of which it is being exercised, and the name or names of the person or persons in whose name or names the stock certificates are to be issued. The notice shall be signed by the person or persons exercising the Option and shall include such person or persons' address for receipt of a certificate or certificates representing such shares. The notice shall be accompanied by a photocopy of this Agreement and payment of the full purchase price of such shares.

          (c) In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof, as determined by the Committee in its sole discretion, of the right of such person or persons to exercise the Option.

          (d) All shares that shall be purchased upon the exercise of the Option, as provided herein, shall be fully paid and nonassessable.

   6. General. At all times during the Option Term, the Corporation shall reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will, from time to time, use its best efforts to comply with all state and federal laws and regulations which, in the opinion of legal counsel for the Corporation, shall be applicable thereto.

   7.     Interpretation of Agreement and Plan.

          (a) All determinations and interpretations made by the Committee with regard to any questions arising hereunder or under the Plan shall be binding and conclusive on the Optionee and his or her successors, legal representatives and beneficiaries.

          (b) The Option granted herein is subject to:

               (i) All the terms and conditions of the Plan, as amended, now or hereafter in effect; and

               (ii) All the terms and conditions of this Agreement, now in effect or hereafter amended at the sole discretion of the Committee, which
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                    conform with the terms and conditions of the Plan, as
                    amended from time to time.

          (c) The Optionee acknowledges receipt of a copy of the Plan, represents and warrants that he has read the Plan and agrees that the Option shall be subject to all of the terms and conditions of this Agreement and the Plan, as amended from time to time, now or hereafter in effect.

   8. Binding on Successors and Assigns: Nontransferability. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation. Except to the extent permitted under the Plan, as amended from time to time, the rights of the Optionee under this Agreement shall not be transferable and all options granted hereunder may be exercised during the lifetime of the Optionee only by him.

   9. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which constitute one and the same document.

  10. Assignment. This Agreement shall not be assignable by the Optionee or the Optionee's executors, administrators, successors and heirs.

  11. Section Headings. The Section headings of this Agreement are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

  12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without violating the remainder of this Agreement.

  13. Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois.

  14. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

   IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement as of the day and year first above written.


ATTEST:                                MAY & SPEH, INC.



By:                                    By:
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Title:                                 Title:
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                                       Optionee:



                                       -------------------------------------
                                       [NAME]